                         [COOPERS & LYBRAND LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, into the Prospectus and Statements of Additional Information in Post-Effective Amendment No 46 to the Registration Statement on Form N-1A of Schroder Captial Funds (Delaware):
International Equity Fund, Schroder U.S. Equity Fund, Schroder U.S. Smaller Companies Fund and Schroder Emerging Markets Fund Institutional Portfolio of our reports dated December 27, 1995 on the financial statements and financial highlights included in the October 31, 1995 Annual Reports to Shareholders of Schroder Capital Funds, Inc.: International Equity Fund, Schroder U.S. Equity Fund, Schroder U.S. Smaller Companies Fund and Schroder Emerging Markets Fund Institutional Portfolio.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statements of Additional Information.


                                                    /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts                                   COOPERS & LYBRAND L.L.P.
January 9, 1996